INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 22 to the Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 2-90309 of our report dated February 5, 1999, relating to Carillon Fund Inc. incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the captions "Financial Highlights" and "Independent Auditors" in such Registration Statement.


/s/ Deloitte & Touche

Dayton, Ohio
April 28, 1999